Exhibit 99.1
ENDO REPORTS FIRST-QUARTER 2021 FINANCIAL RESULTS AND UPDATES 2021 FINANCIAL GUIDANCE
DUBLIN, May 6, 2021 -- Endo International plc (NASDAQ: ENDP) today reported financial results for the first-quarter ended March 31, 2021.
"I am proud of the continued strong execution across each of Endo’s business segments as reflected by our better than expected first-quarter 2021 results. During the quarter, our Branded Pharmaceuticals segment returned to growth, driven by strong demand for XIAFLEX® and other physician administered products," said Blaise Coleman, President and Chief Executive Officer at Endo.
"In addition, we continued executing against our ongoing business transformation initiatives and achieved an important strategic milestone with the launch of QWO®, the first and only FDA-approved injectable treatment for cellulite. We are very encouraged by QWO®’s initial market reception and are excited by our significant opportunity to bring this innovative treatment to market."
FIRST-QUARTER FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020	Change
Total Revenues, Net	$717,919	$820,405	(12)%
Reported Income from Continuing Operations	$47,059	$157,581	(70)%
Reported Diluted Weighted Average Shares	238,671	233,014	2%
Reported Diluted Net Income per Share from Continuing Operations	$0.20	$0.68	(71)%
Reported Net Income	$41,524	$129,930	(68)%
Adjusted Income from Continuing Operations (2)	$174,917	$220,400	(21)%
Adjusted Diluted Weighted Average Shares (1)(2)	238,671	233,014	2%
Adjusted Diluted Net Income per Share from Continuing Operations (2)	$0.73	$0.95	(23)%
Adjusted EBITDA (2)	$364,715	$421,126	(13)%
__________
(1)Reported Diluted Net Income per Share from Continuing Operations is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of ordinary share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.
(2)The information presented in the table above includes non-GAAP financial measures such as “Adjusted Income from Continuing Operations,” “Adjusted Diluted Weighted Average Shares,” “Adjusted Diluted Net Income per Share from Continuing Operations” and “Adjusted EBITDA.” Refer to the “Supplemental Financial Information” section below for reconciliations of certain non-GAAP financial measures to the most directly comparable GAAP financial measures.

CONSOLIDATED RESULTS
Total revenues were $718 million in first-quarter 2021, a decrease of 12% compared to $820 million during the same period in 2020. This result was primarily attributable to decreased Generic Pharmaceuticals and Sterile Injectables segment revenues.

Reported income from continuing operations in first-quarter 2021 was $47 million compared to reported income from continuing operations of $158 million during the same period in 2020. This result was attributable to a first-quarter 2020 discrete tax benefit arising from the Coronavirus Aid, Relief, and Economic Security Act (CARES Act). Reported diluted net income per share from continuing operations in first-quarter 2021 was $0.20 compared to reported diluted net income per share from continuing operations in first-quarter 2020 of $0.68.
Adjusted income from continuing operations in first-quarter 2021 was $175 million compared to $220 million in first-quarter 2020. Adjusted diluted net income per share from continuing operations in first-quarter 2021 was $0.73 compared to $0.95 in first-quarter 2020. These decreases were primarily attributable to decreased revenues and higher adjusted operating expenses related to commercial investments.
BRANDED PHARMACEUTICALS SEGMENT
First-quarter 2021 Branded Pharmaceuticals segment revenues were $207 million an increase of 1% compared to $204 million during first-quarter 2020.
Specialty Products revenues increased 7% to $143 million in first-quarter 2021 compared to $134 million in first-quarter 2020, with sales of XIAFLEX® increasing 7% to $95 million compared to sales of $89 million in first-quarter 2020. Established Products revenues decreased 9% to $63 million in first-quarter 2021 compared to $70 million in first-quarter 2020, driven primarily by ongoing generic competition.
STERILE INJECTABLES SEGMENT
First-quarter 2021 Sterile Injectables segment revenues were $309 million, a decrease of 8% compared to $336 million during first-quarter 2020. This decrease was primarily driven by ongoing generic competition on certain products, partially offset by increased VASOSTRICT® revenues.
GENERIC PHARMACEUTICALS SEGMENT
First-quarter 2021 Generic Pharmaceuticals segment revenues were $181 million, a decrease of 28% compared to $251 million during first-quarter 2020. This decrease was primarily attributable to continued competitive pressures on certain key products and the impact of COVID-19-related accelerated prescription fulfillment in the first-quarter 2020. This was partially offset by the January 2021 launch of lubiprostone capsules, the first authorized generic of Mallinckrodt's Amitiza®.
INTERNATIONAL PHARMACEUTICALS SEGMENT
First-quarter 2021 International Pharmaceuticals segment revenues decreased 24% to $22 million compared to $29 million during first-quarter 2020. This decrease was primarily attributable to continued competitive pressures on certain key products.

2021 FINANCIAL GUIDANCE
Endo is updating its financial guidance for the full-year ending December 31, 2021 by narrowing the expected ranges regarding revenues, adjusted diluted net income per share from continuing operations and adjusted EBITDA. The guidance below contemplates a range of potential outcomes that reflect uncertainties in certain key assumptions including, among other things, uncertainties related to the COVID-19 pandemic. These statements are forward-looking, and actual results may differ materially from Endo’s expectations, as further discussed below under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Full-Year 2021
	Prior	Current
Total Revenues, Net	$2.55B - $2.79B	$2.65B - $2.79B
Adjusted EBITDA	$1.12B - $1.28B	$1.18B - $1.28B
Adjusted Diluted Net Income per Share from Continuing Operations	$1.80 - $2.30	$1.95 - $2.30
Assumptions:
Adjusted Gross Margin	~70.0% - 71.0%	~70.0% - 71.0%
Adjusted Operating Expenses as a Percentage of Total Revenues, Net	~28.5% - 29.5%	~28.5% - 29.0%
Adjusted Interest Expense	~$540M	~$560M
Adjusted Effective Tax Rate	~13.0% - 14.0%	~11.0% - 12.0%
Adjusted Diluted Weighted Average Shares	~239M	~239M
BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
As of March 31, 2021, the Company had approximately $1.4 billion in unrestricted cash; $8.3 billion of debt; and a net debt to adjusted EBITDA ratio of 5.1.
First-quarter 2021 net cash provided by operating activities was $244 million compared to $63 million during the first-quarter 2020. This increase was primarily due to an increase in cash flow from the change in net working capital and a decrease in distributions to settle mesh claims.
In March 2021, the Company executed a debt refinancing which increases operational flexibility and extends the maturity schedule of the Company’s debt. Additionally, the Company extended the maturity date for substantially its entire revolving credit facility from March 2024 to March 2026.
CONFERENCE CALL INFORMATION
Endo will conduct a conference call with financial analysts to discuss this press release tomorrow, May 7, 2021, at 7:30 a.m. EDT. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 5491584. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from May 7, 2021 at 10:30 a.m. EDT until 10:30 a.m. EDT on May 17, 2021 by dialing U.S./Canada (855) 859-2056 International (404) 537-3406, and entering the passcode 5491584.
A simultaneous webcast of the call can be accessed by visiting http://investor.endo.com/events-and-presentations. In addition, a replay of the webcast will be available on the Company website for one year following the event.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total revenues, net for the three months ended March 31, 2021 and 2020 (dollars in thousands):

	Three Months Ended March 31,		Percent Growth
	2021	2020
Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$95,270	$89,072	7%
SUPPRELIN® LA	28,028	19,720	42%
Other Specialty (1)	20,032	25,505	(21)%
Total Specialty Products	$143,330	$134,297	7%
Established Products:
PERCOCET®	$25,625	$27,703	(8)%
TESTOPEL®	11,189	8,192	37%
Other Established (2)	26,491	33,881	(22)%
Total Established Products	$63,305	$69,776	(9)%
Total Branded Pharmaceuticals (3)	$206,635	$204,073	1%
Sterile Injectables:
VASOSTRICT®	$223,946	$202,904	10%
ADRENALIN®	29,437	56,512	(48)%
Other Sterile Injectables (4)	55,362	76,974	(28)%
Total Sterile Injectables (3)	$308,745	$336,390	(8)%
Total Generic Pharmaceuticals	$180,873	$251,283	(28)%
Total International Pharmaceuticals	$21,666	$28,659	(24)%
Total revenues, net	$717,919	$820,405	(12)%
__________
(1)Products included within Other Specialty include NASCOBAL® Nasal Spray and AVEED®.
(2)Products included within Other Established include, but are not limited to, EDEX® and LIDODERM®.
(3)Individual products presented above represent the top two performing products in each product category for the three months ended March 31, 2021 and/or any product having revenues in excess of $25 million during any quarterly period in 2021 or 2020.
(4)Products included within Other Sterile Injectables include ertapenem for injection, APLISOL® and others.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three months ended March 31, 2021 and 2020 (in thousands, except per share data):

	Three Months Ended March 31,
	2021	2020
TOTAL REVENUES, NET	$717,919	$820,405
COSTS AND EXPENSES:
Cost of revenues	305,293	388,799
Selling, general and administrative	187,174	166,768
Research and development	29,739	31,615
Litigation-related and other contingencies, net	637	(17,176)
Asset impairment charges	3,309	97,785
Acquisition-related and integration items, net	(5,022)	12,462
Interest expense, net	134,341	132,877
Loss on extinguishment of debt	13,753	—
Other expense (income), net	912	(13,974)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$47,783	$21,249
INCOME TAX EXPENSE (BENEFIT)	724	(136,332)
INCOME FROM CONTINUING OPERATIONS	$47,059	$157,581
DISCONTINUED OPERATIONS, NET OF TAX	(5,535)	(27,651)
NET INCOME	$41,524	$129,930
NET INCOME (LOSS) PER SHARE—BASIC:
Continuing operations	$0.20	$0.69
Discontinued operations	(0.02)	(0.12)
Basic	$0.18	$0.57
NET INCOME (LOSS) PER SHARE—DILUTED:
Continuing operations	$0.20	$0.68
Discontinued operations	(0.03)	(0.12)
Diluted	$0.17	$0.56
WEIGHTED AVERAGE SHARES:
Basic	230,551	227,198
Diluted	238,671	233,014

The following table presents unaudited Condensed Consolidated Balance Sheet data at March 31, 2021 and December 31, 2020 (in thousands):

	March 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,427,775	$1,213,437
Restricted cash and cash equivalents	137,066	171,563
Accounts receivable	473,152	511,262
Inventories, net	362,180	352,260
Other current assets	95,058	164,736
Total current assets	$2,495,231	$2,413,258
TOTAL NON-CURRENT ASSETS	6,738,940	6,851,379
TOTAL ASSETS	$9,234,171	$9,264,637
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$1,183,301	$1,208,061
Other current liabilities	212,191	45,763
Total current liabilities	$1,395,492	$1,253,824
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,077,622	8,280,578
OTHER LIABILITIES	360,030	378,174
SHAREHOLDERS' DEFICIT	(598,973)	(647,939)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$9,234,171	$9,264,637

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the three months ended March 31, 2021 and 2020 (in thousands):

	Three Months Ended March 31,
	2021	2020
OPERATING ACTIVITIES:
Net income	$41,524	$129,930
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	118,485	141,588
Asset impairment charges	3,309	97,785
Other, including cash payments to claimants from Qualified Settlement Funds	80,522	(306,747)
Net cash provided by operating activities	$243,840	$62,556
INVESTING ACTIVITIES:
Capital expenditures, excluding capitalized interest	$(16,733)	$(19,638)
Proceeds from sale of business and other assets, net	818	4,167
Other	(1,133)	(492)
Net cash used in investing activities	$(17,048)	$(15,963)
FINANCING ACTIVITIES:
Payments on borrowings, net	$(36,818)	$(9,721)
Other	(10,532)	(4,762)
Net cash used in financing activities	$(47,350)	$(14,483)
Effect of foreign exchange rate	399	(1,894)
NET INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$179,841	$30,216
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,385,000	1,720,388
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,564,841	$1,750,604

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of the Company’s non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net income (GAAP) to Adjusted EBITDA (non-GAAP) for the three months ended March 31, 2021 and 2020 (in thousands):

	Three Months Ended March 31,
	2021	2020
Net income (GAAP)	$41,524	$129,930
Income tax expense (benefit)	724	(136,332)
Interest expense, net	134,341	132,877
Depreciation and amortization (14)	111,579	134,958
EBITDA (non-GAAP)	$288,168	$261,433

Upfront and milestone-related payments (2)	556	1,750
Continuity and separation benefits and other cost reductions (3)	23,720	23,220
Certain litigation-related and other contingencies, net (4)	637	(17,176)
Certain legal costs (5)	19,276	15,536
Asset impairment charges (6)	3,309	97,785
Acquisition-related and integration costs (7)	431	—
Fair value of contingent consideration (8)	(5,453)	12,462
Loss on extinguishment of debt (9)	13,753	—
Share-based compensation (14)	9,993	12,455
Other expense (income), net (15)	912	(13,974)
Other (10)	3,878	(16)
Discontinued operations, net of tax (12)	5,535	27,651
Adjusted EBITDA (non-GAAP)	$364,715	$421,126

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of the Company’s Income from continuing operations (GAAP) to Adjusted income from continuing operations (non-GAAP) for the three months ended March 31, 2021 and 2020 (in thousands):

	Three Months Ended March 31,
	2021	2020
Income from continuing operations (GAAP)	$47,059	$157,581
Non-GAAP adjustments:
Amortization of intangible assets (1)	95,130	117,237
Upfront and milestone-related payments (2)	556	1,750
Continuity and separation benefits and other cost reductions (3)	23,720	23,220
Certain litigation-related and other contingencies, net (4)	637	(17,176)
Certain legal costs (5)	19,276	15,536
Asset impairment charges (6)	3,309	97,785
Acquisition-related and integration costs (7)	431	—
Fair value of contingent consideration (8)	(5,453)	12,462
Loss on extinguishment of debt (9)	13,753	—
Other (10)	5,026	(14,420)
Tax adjustments (11)	(28,527)	(173,575)
Adjusted income from continuing operations (non-GAAP)	$174,917	$220,400

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three months ended March 31, 2021 and 2020 (in thousands, except per share data):

Three Months Ended March 31, 2021
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	Income from continuing operations before income tax	Income tax expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income	Diluted net income per share from continuing operations (13)
Reported (GAAP)	$717,919	$305,293	$412,626	57.5%	$215,837	30.1%	$196,789	27.4%	$149,006	$47,783	$724	1.5%	$47,059	$(5,535)	$41,524	$0.20
Items impacting comparability:
Amortization of intangible assets (1)	—	(95,130)	95,130		—		95,130		—	95,130	—		95,130	—	95,130
Upfront and milestone-related payments (2)	—	(526)	526		(30)		556		—	556	—		556	—	556
Continuity and separation benefits and other cost reductions (3)	—	(15,296)	15,296		(8,424)		23,720		—	23,720	—		23,720	—	23,720
Certain litigation-related and other contingencies, net (4)	—	—	—		(637)		637		—	637	—		637	—	637
Certain legal costs (5)	—	—	—		(19,276)		19,276		—	19,276	—		19,276	—	19,276
Asset impairment charges (6)	—	—	—		(3,309)		3,309		—	3,309	—		3,309	—	3,309
Acquisition-related and integration costs (7)	—	—	—		(431)		431		—	431	—		431	—	431
Fair value of contingent consideration (8)	—	—	—		5,453		(5,453)		—	(5,453)	—		(5,453)	—	(5,453)
Loss on extinguishment of debt (9)	—	—	—		—		—		(13,753)	13,753	—		13,753	—	13,753
Other (10)	—	—	—		(3,879)		3,879		(1,147)	5,026	—		5,026	—	5,026
Tax adjustments (11)	—	—	—		—		—		—	—	28,527		(28,527)	—	(28,527)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	5,535	5,535
After considering items (non-GAAP)	$717,919	$194,341	$523,578	72.9%	$185,304	25.8%	$338,274	47.1%	$134,106	$204,168	$29,251	14.3%	$174,917	$—	$174,917	$0.73

Three Months Ended March 31, 2020
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	Income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income	Diluted net income per share from continuing operations (13)
Reported (GAAP)	$820,405	$388,799	$431,606	52.6%	$291,454	35.5%	$140,152	17.1%	$118,903	$21,249	$(136,332)	(641.6)%	$157,581	$(27,651)	$129,930	$0.68
Items impacting comparability:
Amortization of intangible assets (1)	—	(117,237)	117,237		—		117,237		—	117,237	—		117,237	—	117,237
Upfront and milestone-related payments (2)	—	(542)	542		(1,208)		1,750		—	1,750	—		1,750	—	1,750
Continuity and separation benefits and other cost reductions (3)	—	(6,238)	6,238		(16,982)		23,220		—	23,220	—		23,220	—	23,220
Certain litigation-related and other contingencies, net (4)	—	—	—		17,176		(17,176)		—	(17,176)	—		(17,176)	—	(17,176)
Certain legal costs (5)	—	—	—		(15,536)		15,536		—	15,536	—		15,536	—	15,536
Asset impairment charges (6)	—	—	—		(97,785)		97,785		—	97,785	—		97,785	—	97,785
Fair value of contingent consideration (8)	—	—	—		(12,462)		12,462		—	12,462	—		12,462	—	12,462
Other (10)	—	—	—		—		—		14,420	(14,420)	—		(14,420)	—	(14,420)
Tax adjustments (11)	—	—	—		—		—		—	—	173,575		(173,575)	—	(173,575)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	27,651	27,651
After considering items (non-GAAP)	$820,405	$264,782	$555,623	67.7%	$164,657	20.1%	$390,966	47.7%	$133,323	$257,643	$37,243	14.5%	$220,400	$—	$220,400	$0.95

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the non-GAAP financial measures for the three months ended March 31, 2021 and 2020 are as follows:
(1)To exclude amortization expense related to intangible assets.
(2)Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three Months Ended March 31,
	2021		2020
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$526	$—	$542	$—
Development-based	—	30	—	1,208
Total	$526	$30	$542	$1,208
(3)Adjustments for continuity and separation benefits and other cost reductions included the following (in thousands):

	Three Months Ended March 31,
	2021		2020
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$5,192	$3,352	$627	$13,169
Accelerated depreciation charges	5,054	1,853	4,679	1,951
Other	5,050	3,219	932	1,862
Total	$15,296	$8,424	$6,238	$16,982
Included within the Continuity and separation benefits line are costs associated with certain continuity and transitional compensation arrangements for certain senior management of the Company. Additionally, amounts during the three months ended March 31, 2021 include severance and other restructuring charges related to the previously announced strategic initiatives to further optimize Endo’s operations.
(4)To exclude adjustments to accruals for litigation-related settlement charges and certain settlement proceeds related to suits filed by subsidiaries.
(5)To exclude opioid-related legal expenses.
(6)Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended March 31,
	2021	2020
Goodwill impairment charges	$—	$32,786
Other intangible asset impairment charges	2,882	63,751
Property, plant and equipment impairment charges	427	1,248
Total	$3,309	$97,785
(7)To exclude integration costs.
(8)To exclude the impact of changes in the fair value of contingent consideration liabilities resulting from changes to estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of incurring, and extent to which the Company could incur, related contingent obligations.
(9)To exclude the loss on the extinguishment of debt associated with the Company’s March 2021 refinancing transactions.

(10)The Other rows included in each of the above reconciliations of GAAP financial measures to non-GAAP financial measures (except for the reconciliations of Net income (GAAP) to Adjusted EBITDA (non-GAAP)) include the following (in thousands):

	Three Months Ended March 31,
	2021		2020
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$1,147	$—	$(7,094)
Gain on sale of business and other assets	—	—	—	(7,326)
Debt modification costs	3,879	—	—	—
Total	$3,879	$1,147	$—	$(14,420)
The Other row included in the reconciliations of Net income (GAAP) to Adjusted EBITDA (non-GAAP) primarily relates to the items enumerated in the foregoing “Operating expenses” columns.
(11)Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.
(12)To exclude the results of the businesses reported as discontinued operations, net of tax.
(13)Calculated as income or loss from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended March 31,
	2021	2020
GAAP	238,671	233,014
Non-GAAP Adjusted	238,671	233,014
(14)Depreciation and amortization and Share-based compensation per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including Continuity and separation benefits and other cost reductions.
(15)To exclude Other expense (income), net per the Condensed Consolidated Statements of Operations.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of the Company’s Net income (GAAP) to Adjusted EBITDA (non-GAAP) for the twelve months ended March 31, 2021 (in thousands) and the calculation of the Company’s Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended March 31, 2021
Net income (GAAP)	$95,538
Income tax benefit	(136,926)
Interest expense, net	534,403
Depreciation and amortization (14)	472,970
EBITDA (non-GAAP)	$965,985

Upfront and milestone-related payments	$33,881
Continuity and separation benefits and other cost reductions	126,782
Certain litigation-related and other contingencies, net	(1,236)
Certain legal costs	71,559
Asset impairment charges	25,868
Acquisition-related and integration costs	627
Fair value of contingent consideration	(1,562)
Loss on extinguishment of debt	13,753
Share-based compensation (14)	33,705
Other income, net	(6,224)
Other	34,989
Discontinued operations, net of tax	41,404
Adjusted EBITDA (non-GAAP)	$1,339,531

Calculation of Net Debt:
Debt	$8,277,964
Cash (excluding Restricted Cash)	1,427,775
Net Debt (non-GAAP)	$6,850,189

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP)	5.1

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted net income per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, the company stresses that these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted EBITDA and non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.
See Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo’s non-GAAP financial measures.
About Endo International plc
Endo (NASDAQ: ENDP) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from a global team of passionate employees collaborating to bring the best treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Learn more at www.endo.com or connect with us on LinkedIn.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, the statements by Mr. Coleman, as well as other statements regarding product development, product launch, market potential, corporate strategy and optimization efforts, together with Endo’s net income per share from continuing operations amounts, product net sales, revenue forecasts and other financial guidance for full-year 2021 or any other future period, the impact of and response to the COVID-19 pandemic and any other statements that refer to Endo’s expected, estimated or anticipated future results. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.

All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially and adversely from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; changes in legislation and regulatory developments; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of any strategic and/or optimization initiatives; the timing or results of any pending or future litigation, investigations or claims or actual or contingent liabilities, settlement discussions, negotiations or other adverse proceedings, including pending and future opioid-related matters, pending tax matters with the IRS and proceedings that involve or may involve key products such as VASOSTRICT®; unfavorable publicity regarding the misuse of opioids; the timing and uncertainty of any acquisition, including the possibility that various closing conditions may not be satisfied or waived, uncertainty surrounding the successful integration of any acquired business (such as our recently completed acquisition of BioSpecifics) and failure to achieve the expected financial and commercial results from such acquisition; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully manufacture, maintain and distribute a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, the impact of and response to the ongoing COVID-19 pandemic and the impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading “Risk Factors” in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or other filings with the U.S. Securities and Exchange Commission. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 845-364-4833.
SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Pravesh Khandelwal, (845) 364-4833
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